Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 16, 2006, relating to the consolidated financial statements of L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) (the ‘‘Company’’) appearing in this Annual Report on Form 10-K for the year ended December 31, 2006 into the Company’s previously filed Registration Statements on Form S-8 (No.’s 333-28695, 333-42485, 333-90177, 333-36734, 333-120156 and 33-137004).

/s/ BDO Seidman, LLP

Boston, Massachusetts
March 9, 2007